Exhibit 99.1

                  Regeneration Technologies Announces Fifth
                     Consecutive Quarter Of Profitability

                 Company Will Hold Conference Call To Review
             Third Quarter Results On Oct. 21, 2003 At 11 A.M. ET



    ALACHUA, Fla., Oct. 20 /PRNewswire-FirstCall/ -- Regeneration

Technologies, Inc. (Nasdaq: RTIX) (RTI), a leading processor of orthopedic,

cardiovascular and other allograft implants, today reported results of operations for the third quarter and first nine months of 2003. The company has now achieved five consecutive quarters of profitability.

    For the three month period ended Sept. 30, 2003, the company reported a 10 percent increase in net revenues to $20.2 million compared to the

$18.3 million in third quarter 2002.  Third quarter net income was

$1.6 million compared to net income of $226 thousand for third quarter 2002.

Net income per diluted share for the third quarter 2003 was $0.06. This compares to net income per diluted share of $0.01 for third quarter 2002.

    Spinal allograft net revenues were $13.1 million in the third quarter 2003 compared to $10.6 million for the same period in 2002. Sports medicine net revenues were $2.2 million in the third quarter 2003 compared to $2.5 million for the same period in 2002. Cardiovascular net revenues were $1.4 million in the third quarter 2003 compared to $1.0 million in the third quarter 2002.

General orthopedic allograft net revenues were $3.0 million compared to

$3.9 million for the same period in 2002.

    "We are pleased with our continued strong operating performance," said

Brian K. Hutchison, chairman, president and CEO for RTI. "The success of our tissue procurement and processing improvement initiatives have resulted in increased availability of allografts for surgeries and has provided RTI the opportunity to explore alternative distribution channels for our implants."

    Net revenues for the nine months ended Sept. 30, 2003 increased by 31 percent to $63.1 million compared to $48.2 million for the first nine months of 2002. Net income was $4.9 million for the first nine months of 2003 compared to a net loss of $14.4 million for the first nine months of 2002.

Net income per diluted share for the first nine months of 2003 was $0.18 compared to a $0.66 net loss per diluted share for the first nine months of

2002.

    For the nine months ended Sept. 30, 2003, spinal allograft net revenues were $40.2 million compared to $25.0 million for the same period in 2002.

Sports medicine net revenues were $6.6 million in the first nine months of

2003 compared to $7.2 million for the same period in 2002. Cardiovascular net revenues were $3.9 million in the first nine months of 2003 compared to

$2.0 million in the first nine months of 2002. General orthopedic allograft net revenues were $10.9 million compared to $12.9 million for the same period in 2002.

    "Due to recent communications from our distributor of spinal implants concerning a substantial inventory reduction program in the fourth quarter,

RTI is unable to provide full year guidance at this time," Hutchison said. "We remain committed to providing high quality tissue implants to those in need.

All indications are that demand is still very high, and we will work diligently to continue to fulfill our commitment to donor families to help as many people as possible with our allograft implants."



    Conference Call

    RTI will hold a live conference call and simultaneous audio web cast on

Tuesday, Oct. 21 at 11:00 a.m. ET to discuss the 2003 third quarter results.

The conference call can be accessed by dialing 1-888-791-2132, passcode RTIXQ

THREE.  The web cast can be accessed through the investor section of RTI's web site at www.rtix.com. A telephone replay of the call will be available through

Nov. 21, 2003 and can be accessed by calling 1-800-925-2968; the replay will also be available at www.rtix.com.



    About Regeneration Technologies, Inc.

    RTI processes allograft tissue into shaped implants for use in orthopedic,

cardiovascular and other surgeries with a commitment to science, safety and innovation. By processing allograft tissue into forms that can be used in many types of surgical procedures, RTI enables patients to benefit from the gift of donated tissues. Allografts processed by RTI include the patented MD-SeriesTM threaded bone dowels, Cornerstone-SR(TM) blocks, Opteform(R) and Optefil(TM)

allograft pastes, Osteofil/Regenafil(TM) injectable bone paste, FasLata(TM)

fascia lata tissue, and cortical bone pins and interference screws.

    RTI also holds the patent on the BioCleanse(TM) process, the only proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the allograft. The company has distributed over 400,000 implants sterilized with the BioCleanse process with zero incidence of infection. RTI is accredited by the American Association of Tissue Banks.

    Except for historical information, any statements made in this press release about the company's anticipated financial results, future operational results or regulatory approvals are forward-looking statements subject to risks and uncertainties such as those described in the company's public filings on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-

looking statements. Copies of the company's SEC filings may be obtained by contacting the company or the SEC or by visiting RTI's web site at

www.rtix.com or the SEC's web site at www.sec.gov.







               REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

             Condensed Consolidated Statements of Operations and

                         Comprehensive Income (Loss)

                                 (Unaudited)

                    (In thousands, except per share data)



                            Three Months Ended          Nine Months Ended

                               September 30,               September 30,

                              2003         2002         2003         2002



    Net revenues           $20,154      $18,339      $63,067      $48,158

    Costs of processing

     and distribution       10,856        9,785       34,422       31,307

      Gross profit           9,298        8,554       28,645       16,851



    Operating Expenses       6,780        7,062       20,025       32,651

    Operating income (loss)  2,518        1,492        8,620      (15,800)

    Net interest income

     (expense)                  20       (1,188)        (727)      (2,257)

    Income (loss) before

     income tax (expense)

     benefit                 2,538          304        7,893      (18,057)

    Income tax (expense)

     benefit                  (919)         (78)      (2,994)       3,620

    Net income (loss)        1,619          226        4,899      (14,437)



    Other comprehensive

     income (loss),

     net of tax:



      Unrealized derivative

       income                   --           50           --          293



    Comprehensive income

     (loss)                 $1,619         $276       $4,899     $(14,144)



    Net income (loss)

     per common share -

     basic                   $0.06        $0.01        $0.19      $ (0.66)

    Net income (loss) per

     common share -

     diluted                 $0.06        $0.01        $0.18      $ (0.66)

    Weighted average shares

     outstanding -

     basic              26,442,783   21,986,273   26,318,618   21,826,092

    Weighted average shares

     outstanding -

     diluted            27,304,880   22,707,372   26,972,226   21,826,092







               REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

                                 Net Revenues

                                 (Unaudited)

                                (In thousands)



                             Three Months Ended          Nine Months Ended

                                 September 30,           September 30,

                              2003         2002         2003         2002

    Fees from tissue

     distribution:

      Spinal               $13,128      $10,621      $40,238      $25,000

      Sports Medicine        2,221        2,503        6,633        7,158

      Cardiovascular         1,372        1,023        3,890        1,992

      General orthopedic     3,012        3,878       10,934       12,855

       Subtotal fees from

        tissue

        distribution        19,733       18,025       61,695       47,005

      Other revenues           421          314        1,372        1,153



         Total             $20,154      $18,339      $63,067      $48,158









               REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

                    Condensed Consolidated Balance Sheets

                                 (Unaudited)

                                (In thousands)









                                                September 30,     December 31,

            Assets                                   2003              2002

    Current Assets:

      Cash and cash equivalents                     $9,725            $9,811

      Restricted deposits                           18,377            18,510

      Accounts receivable - net                     11,786            14,082

      Inventories                                   35,883            28,626

      Other current assets                           3,397             5,783

               Total current assets                 79,168            76,812

    Property, plant and equipment - net             47,944            50,575

    Other assets                                    13,353            13,803

                                                  $140,465          $141,190

       Liabilities and

        Stockholders' Equity

    Current Liabilities:

      Accounts payable                             $20,637           $26,526

      Other current liabilities                     23,759            24,534

               Total current liabilities            44,396            51,060

    Other liabilities                                5,873             7,508

               Total liabilities                    50,269            58,568



    Total stockholders' equity                      90,196            82,622

                                                  $140,465          $141,190









                 REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flows

                                   (Unaudited)

                                  (In thousands)





                                          Three Months       Nine Months

                                              Ended             Ended

                                          September 30,      September 30,

                                          2003      2002    2003      2002

    Cash flows from operating

     activities:

      Net income (loss)                  $1,619     $226   $4,899   $(14,437)

      Adjustments to reconcile net

       income (loss) to net cash

        (used in) provided by operating

         activities:

          Depreciation and amortization

           expense                        1,117      913    3,530      2,438

          Change in working capital      (4,091)  (4,194)  (9,833)    11,598

          Other                             351    1,120    2,517      4,584

               Net cash (used in)

                provided by operating

                activities               (1,004)  (1,935)   1,113      4,183



    Cash flows from investing

     activities:

      Purchase of property, plant and

       equipment                            (76)  (2,062)  (1,352)   (12,335)

      Additional cash paid for purchases

       of assets                             --       --     (250)        --

               Net cash used in

                investing activities        (76)  (2,062)  (1,602)   (12,335)



    Cash flows from financing

     activities:

      Payments on capital lease and note

       obligations                         (427)    (579)  (1,443)    (1,330)

      Other                               1,943      179    1,846        315

               Net cash provided by

                (used in) financing

                activities                1,516     (400)     403     (1,015)



    Net increase (decrease) in cash and

     cash equivalents                       436   (4,397)     (86)    (9,167)

    Cash and cash equivalents, beginning

     of period                            9,289    8,734    9,811     13,504

    Cash and cash equivalents, end of

     period                              $9,725   $4,337   $9,725     $4,337





SOURCE  Regeneration Technologies, Inc.

    -0-                             10/20/2003

    /CONTACT:  Thomas F. Rose, Chief Financial Officer, or Wendy Crites

Wacker, APR, Corporate Communications, both of Regeneration Technologies,

Inc., +1-386-418-8888/

    /Web site:  http://www.rtix.com /

    (RTIX)



CO:  Regeneration Technologies, Inc.

ST:  Florida

IN:  BIO MTC

SU:  ERN CCA



KH-KW

-- FLM022 --

8142 10/20/2003 17:25 EDT